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                              NONQUALIFIED STOCK OPTION PLAN

                                         ARTICLE I

                                 PURPOSE AND DEFINITIONS
                                 -----------------------

     1.1 PURPOSE. CapRock Communications Corp., a Texas corporation, hereby adopts this Nonqualified Stock Option Plan (the "Plan") for key employees of CapRock Communications Corp. (the "Corporation") and its Subsidiaries and Non-Employee Directors of the Corporation. The purposes of this Plan are as follows:

     (1) To further the growth, development, and financial success of the Corporation by providing additional incentives to its employees and Non-Employee Directors.

     (2) To enable the Corporation to attract and retain the services of employees and Non-Employee Directors considered essential to the long range success of the Corporation by offering them an opportunity to become owners of Common Stock of the Corporation using Options.

     (3) To align the interests of the Corporation's employees and Non-Employee Directors with those of its stockholders.

     (4) To provide the Corporation's employees and Non-Employee Directors with an appropriate level of reward in return for a superior level of appreciation in the value of the Corporation's Common Stock.

     1.2  EFFECTIVE DATE.  The Plan will be effective September 30, 1997.

     1.3 DEFINITIONS. Whenever the following terms are used in this Plan they shall have the meaning specified below, unless the context otherwise requires.

"BOARD" means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a Committee (or subcommittee thereof) pursuant to Section 4.1 of the Plan.

"CAUSE" means Participant's (a) criminal misconduct, (b) continuing refusal to perform employment duties on substantially a full-time basis, (c) continuing refusal to act in accordance with any lawful instructions of a more senior officer or employee, or (d) deliberate misconduct which could be seriously damaging to the Corporation without a reasonable good faith belief by the Participant that his conduct was in the best interests of the Corporation.
A Participant's


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voluntary Termination of Employment in anticipation of dismissal for Cause shall be deemed to be a dismissal of the Participant for Cause.

"CHANGE OF CONTROL" means any of the following events:

     (a) The sale to any purchaser unaffiliated with the Corporation of all or substantially all of the assets of the Corporation;

     (b) The sale, distribution, or accumulation of more than fifty percent (50%) of the outstanding voting stock of the Corporation to/by any one acquirer or group of affiliated acquirers that are unaffiliated with the Corporation; or

     (c) The merger or consolidation of the Corporation with another entity unaffiliated with the Corporation if, immediately after such merger or consolidation, either (i) less than a majority of the combined voting power of the then outstanding securities of such entity are held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the then outstanding securities of the Corporation entitled to vote generally in the election of Directors or (ii) such voting power among the holders of the securities of such entity immediately after such transaction is not in substantially the same proportion as the voting power among the holders of the securities of the Corporation immediately prior to such transaction.

"CODE" means the Internal Code of 1986, as amended from time to time.

"COMMITTEE" means the committee described in Section 4.1.

"COMMON STOCK" means the Common Stock, no par value, of the Corporation. To the extent the context requires, the term "Common Stock" shall also mean any other consideration that may be issuable upon exercise of an Option pursuant to adjustments made under Section 2.3 of the Plan. The Common Stock of the Corporation will be changed to no par value common stock shortly after the adoption of this Plan and prior to the grant of any Options.

"CORPORATION" means CapRock Communications Corp. and its successors. Unless the context requires otherwise, the term "Corporation" shall also include the Corporation's Subsidiaries.

"DATE OF GRANT" means the date specified by the Board on which a grant of Options will become effective (which date may not be earlier than the date on which the Board takes action with respect thereto).

"DIRECTOR" means a member of the Board.

"DISABILITY" means an Participant's permanent disability, as determined in good faith by the Committee or by an officer of the Corporation designated by the Committee.


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"FAIR MARKET VALUE" on any date, means either (1) in the event the Common
Stock is publicly-traded, the ending sale prices per share of Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on the exchange or market as shall constitute the principal trading market for the Common Stock, or (2) in the event the Common Stock is still privately-held, a multiple of five (5) times the amount determined by dividing the total consolidated earnings of the Corporation before interest, taxes, depreciation and amortization (EBITDA) for the four calendar quarters immediately preceding the relevant valuation date, by the sum of the total number of shares of Common Stock then issued and outstanding and all of the Common Stock that could then be issued under all then outstanding Options, whether or not then vested and including all Options to be issued on the date of determination of Fair Market Value; provided however, if additional classes of capital stock of the Corporation are issued and outstanding as of such date, the Committee may, in its sole discretion, allocate a portion of the total EBITDA referred to above to such other classes of capital stock. Further provided, that for purposes of the first grant of Options under this Plan, EBITDA shall be determined based on the four previous calendar quarters ending June 30, 1997.

"INITIAL PUBLIC OFFERING" means the consummation of a public offering or a series of public offerings by the Corporation of Common Stock registered pursuant to the Securities Act of 1933, representing, after giving full effect to such offering or offerings more than 30% of the fully diluted outstanding shares of Common Stock.

"NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an employee of the Corporation or any Subsidiary.

"OPTION(S)" means an option granted under the Plan to purchase Common Stock. Options include only options which are nonqualified and not intended to be "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended.

"OPTION PRICE" means the purchase price payable on exercise of an Option.

"PARTICIPANT" means a person who is selected by the Board to receive awards under the Plan and who is an employee of the Corporation or any one or more of its Subsidiaries, and also includes each Non-Employee Director who receives an award of Options.

"PLAN" means this Nonqualified Stock Option Plan, as amended from time to time.

"RETIREMENT" shall mean a Participant's or Non-Employee Director's Retirement as such at age 65 or over after having been employed by the Corporation or having served as a Director for at least three (3) years shall constitute Retirement for purposes of the Plan.

"SECRETARY" means the Secretary of the Corporation.

"SUBSIDIARY" means any corporation or other entity which is controlled by the Corporation, directly or through one or more intermediaries, within the meaning of Rule 405 under the Securities Act of 1933, as amended.


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"TERMINATION OF EMPLOYMENT" shall mean, in the case of a Participant, the time when the employee-employer relationship between the Participant and the Corporation is terminated for any reason whatsoever and, in the case of a Non-Employee Director, the time when the Participant ceases to be a Director for any reason whatsoever. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not limited to, any question concerning whether particular leaves of absence constitute Terminations of Employment and whether any reemployment by the Corporation is simultaneous with termination.

    1.4 RULES OF CONSTRUCTION. The masculine pronoun shall include the feminine and the singular shall include the plural, where the context so indicates.

                                   ARTICLE II

                        SHARES AVAILABLE UNDER THE PLAN
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    2.1  SHARES SUBJECT TO PLAN.  The shares of stock subject to Options shall be shares of Common Stock. The aggregate number of shares of Common Stock which may be issued upon exercise of Options shall not exceed ten percent (10%) of the shares outstanding.

    2.2 UNEXERCISED OPTIONS. If any Option expires or is canceled without having been fully exercised, the number of shares of Common Stock subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitation of Section 2.1.

    2.3 CHANGES IN COMMON STOCK. In the event that, after the date this Plan is adopted, the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Corporation, or other consideration, by reason of a merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Committee shall make such adjustments, as it deems appropriate in its sole discretion, in the number and kind of shares or other securities for the purchase of which Options may be granted, including adjustment of the limitation of Section 2.1 on the maximum number and kind of shares or other securities which may be issued upon exercise of Options.

                                  ARTICLE III

                             GRANTING OF OPTIONS
                             -------------------

    3.1 GRANTING OF OPTIONS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:



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    (a)  Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 2.1 of the Plan.

    (b) Each grant will specify the Option Price per share, which must be equal to the Fair Market Value per share on the Date of Grant.

    (c) Each grant will specify whether the Option Price will be payable (i) in cash or check acceptable to the Corporation, (ii) by the actual or constructive transfer to the Corporation of nonforfeitable, unrestricted shares of Common Stock owned by the Participant having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

    (d) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

    (e) Any grant of Options may specify performance objectives that must be achieved as a condition to the exercise of such rights.

    (f) Each grant of Options will be evidenced by an agreement (the "Option Agreement") executed on behalf of the Corporation by an officer and delivered to the Participant. Such Option Agreement shall contain such terms and provisions as the Board may approve in its sole discretion provided that such terms and conditions shall not conflict with the explicit terms of this Plan.

    3.2  WHEN OPTIONS BECOME EXERCISABLE; RESTRICTIONS ON STOCK.

    (a) Unless the Board determines otherwise at the time of grant, each Option shall become exercisable as to 20 percent of the shares of Common Stock covered thereby on each anniversary of the initial Date of Grant.

    (b) The Option Agreement shall provide such restrictions on transfer as shall be determined by the Committee, including, but not limited to, restrictions necessary to comply with the requirements of state and federal securities laws. The certificates to be issued upon exercise of an Option shall contain such legends as the Committee shall deem necessary to reflect the restrictions and limitations set forth in the Option Agreement and this Plan. Each Option Agreement shall provide that in any of the following situations (collectively referred to as "exercise events") the Corporation shall have the irrevocable right of first refusal and/or the option to purchase from Participant and/or from his spouse, donees, or legal representative (each of whom shall be deemed to be Participant for the purposes of this Plan as the context requires), all of the shares of Common Stock issued to Participant at any time before, simultaneous with, or after the exercise event on account of the exercise of an Option granted by this Plan (unless specified otherwise below and then as to the shares of Common Stock specified):

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    (i)   If Participant shall propose during his lifetime to sell, pledge, hypothecate or otherwise dispose of, deal in or with, or transfer any or all of the shares of Common Stock (then as to the shares of Common Stock proposed to be transferred).

    (ii) If Participant files or has filed against him any petition under any federal or state bankruptcy or related laws, or makes an assignment for the benefit of creditors.

    (iii) If any attachment, execution, or other process is levied against Participant or any shares of Common Stock so as to become a lien on the shares of Common Stock, and the lien is not released within fifteen (15) days (then as to the shares of Common Stock so levied against).

    (iv) If Participant's employment is terminated, with or without Cause, involuntarily or voluntarily, by Participant or the Corporation, or if Participant resigns from or is removed from, with or without Cause, any office that Participant holds in the Corporation.

    (v)   Upon the Disability of Participant.

    (vi)  Upon the death of Participant.

    (c) The purchase price to be paid by the Corporation for the shares of Common Stock subject to the Corporation's option provided in Section 3.2(b) above shall equal: (i) in the case of a proposed disposition as provided in
Section 3.2(b)(i) above, the lesser of the price proposed to be paid for the shares of Common Stock or the Fair Market Value per share as of the date written notice of such proposed disposition is given to the Corporation, and
(ii) in all other exercise events, the Fair Market Value per share as of the date of the occurrence of such exercise event. The terms of purchase and the date of closing of the purchase shall be determined by the Board in its sole discretion and set forth in the Option Agreement.

    3.3  EXPIRATION OF OPTIONS; TERMINATION OF EMPLOYMENT.

    (a) Unless the Board determines otherwise at the Date of Grant, each Option shall contain the following general terms:

    (i) The Option shall expire on the tenth anniversary of the Date of Grant.

    (ii) The Option shall expire or become exercisable in connection with a Termination of Employment as follows: (A) if the Termination of Employment results from the Participant's death, Disability or Retirement, all Options then held by the Participant which are exercisable on the date of Termination of Employment shall continue to be exercisable until the earlier of the first anniversary of such Termination of Employment or their stated expiration date and all such Options which are not exercisable on such date of Termination of Employment shall automatically expire on such date; (B) if the Termination of Employment results from the Participant's dismissal for Cause, all Options then held by the Participant shall automatically expire and become totally unexercisable on and after the date of such Termination of Employment; (C) if the Termination of Employment results from any other circumstances, all Options then held by the Participant which are exercisable on the date of Termination of

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Employment shall continue to be exercisable until the earlier of ninety (90)
days after such date or their stated expiration date, and all such Options which are not exercisable on the date of Termination of Employment shall automatically expire on such date.

     3.4  NO RIGHT TO CONTINUE IN EMPLOYMENT; NO RIGHT TO GRANT OF OPTIONS;
NO RIGHTS AS STOCKHOLDER. Nothing in this Plan or in any Option granted hereunder shall confer upon any Participant any right to continue in the employ of the Corporation or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Corporation and its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause. No Participant shall be entitled to be granted an Option under the Plan, regardless of his position or term of service with the Corporation, the fact that he has been granted an Option under the Plan or stock options or other benefits under any other benefit plan, or any other facts and circumstances. Grant of Options shall be made in the sole and absolute discretion of the Committee. No holder of an Option as such shall be, or shall have any of the rights and privileges of, a holder of any shares of Common Stock.

     3.5  ACCELERATION OF EXERCISABILITY IN CERTAIN EVENTS.

     (a)  In the event of a Change of Control or an Initial Public Offering
(IPO), the unvested options will become immediately exercisable.

     (b) The Corporation shall promptly notify each holder of an Option of any event which shall cause the acceleration of all outstanding Options.

     (c)  In the event of a Change of Control or an Initial Public Offering
(IPO) the Committee may, in its sole discretion, by written notice to each holder of outstanding Options, provide that all or any portion of the Options will be terminated unless exercised within a period of time after the date of notice.

     3.6 TRANSFERABILITY. If a Participant dies or becomes disabled (within the meaning of Code Section 22(e)(3)) prior to termination of his right to exercise an Option in accordance with the provisions of his Option Agreement without having totally exercised the Option, the Option Agreement may provide that the Option may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the Participant on the date of his death or Disability, by (i) the personal representative of Participant's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant, or (ii) the Participant or his legal representative in the event of the Participant's Disability, provided the Option is exercised prior to the date of its expiration or not more than twelve (12) months from the date of the Participant's death or Disability, whichever first occurs. The date of Disability of a Participant shall be determined by the Committee.


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                                  ARTICLE IV

                                ADMINISTRATION
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     4.1  OPTIONS COMMITTEE.  The Options Committee shall be appointed by and shall serve at the pleasure of the Board. The Committee shall consist of four members of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

     4.2 DUTIES AND POWERS OF COMMITTEE. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purposes of the Plan. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan.

     4.3 PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation and the officers and Directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Corporation in respect to any such action, determination or interpretation.

     4.4 WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (at the discretion of the Board) may include relinquishment of a portion of such benefit. The Corporation and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.


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                                  ARTICLE V

                           MISCELLANEOUS PROVISIONS
                           ------------------------


     5.1 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board. However, the approval of the Corporation's stockholders shall be required for any modification or amendment of outstanding Options. The amendment, suspension or termination of the Plan shall not, without the consent of the holder of an Option, adversely affect any rights or obligations of the Participant under any outstanding Option in any material respect. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten
(10) years from the date the Plan is adopted or the date the stockholders of the Corporation approve this Plan, if earlier.

     5.2 EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Corporation or any Subsidiary. Nothing in this Plan shall be constituted to limit the right of the Corporation or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Participants of the Corporation or any of its Subsidiaries or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporate or other entity.

     5.3 GOVERNING LAW. The laws of the State of Texas shall govern the Plan and each Option, regardless of the citizenship or residence of any Participant.

     5.4 ALTERNATIVE DISPUTE RESOLUTION. The Committee may provide in each Option Agreement that any controversy or claim arising from this Plan or such Option Agreement must be resolved by alternative dispute resolution procedures, such as non-binding mediation and/or binding or non-binding arbitration. Such procedures shall be determined by the Committee in its sole discretion.

     5.5 TERMS OF FIRST GRANT. It is intended that with respect to the first grant of Options under this Plan that (a) the Option Agreements will provide for a vesting schedule beginning as of September 1, 1997 even though such date is prior to the adoption of this Plan and the Date of Grant and (b) the Option Agreements will provide for an expiration date ending August 31, 2007 even though such date is prior to ten (10) years from the Date of Grant.


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